For immediate release

Toronto, Canada – March 10, 2009.

Americas Wind Energy Corporation (“AWE” or the “Company”) (OTCBB: AWNE) announces the completion of an agreement with EWT- Americas Inc. (EWT) for the exclusive sales and manufacturing rights to the Canadian, United States, Mexican and related territory markets (the “Territory”).

AWE had acquired the exclusive license for the Territory along with the non-exclusive license for Central and South America and the Caribbean from Emergya Wind Technologies B.V., of the Netherlands, to sell and manufacture the Direct Wind 750kW and 900kw mid-sized direct drive wind turbines in 2004.

AWE has issued an exclusive sub-license of these rights to EWT-Americas Inc., an affiliate of Emergya Wind Technologies B.V. and a wholly-owned subsidiary of Emergya Wind Technologies Holdings B.V., a Dutch-based manufacturer and supplier of wind turbines and turnkey wind parks. Emergya B.V. specializes in the development and manufacture of advanced direct-drive (gearless) wind turbines.

The terms of the transaction include:

  AWE sub-licensed to EWT- Americas its existing exclusive rights to market in the Territory and the exclusivity of the original license was simultaneously amended to be a non-exclusive license.

  EWT- Americas will be the exclusive manufacturer & supplier of EWT wind turbines in the Territory.

  AWE can not compete with EWT-Americas in the Territory and any market that AWE previously had rights under a non-exclusive license.

  AWE will receive a sublicense fee based on a percentage of EWT-Americas business with a predetermined list of present and potential AWE customers in the Territory. The fee, to a maximum amount of $28 million, is payable over the next 5 years beginning immediately.

AWE views EWT-Americas’ commitment to the Territory as a very positive development, consistent with the new US administration’s pledge to increase renewable energy’s share of US power. AWE plans to continue to participate in other sectors of the renewable energy industry, aided by positive cash flow from this deal, a strong balance sheet, and a commitment to growth through mergers or acquisitions. AWE considers the opportunities in the renewable energy industry to be very attractive.

24 Palace Arch Drive Americas Wind Energy Inc.	Tel: 416 233 5670
Toronto, ON M9A 2S1	Fax: 416 233 6493

Notice regarding

Forward- Looking Statements

This press release “contains forward looking statements” as that term is defined in Section 27A of the United States Securities Act of 1933, as amended, and Section21E of the United States Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Since the forward looking statements relate to future developments, results or events, these statements are highly speculative and involve risks, uncertainties and assumptions that are difficult to assess. You should not construe any of these statements as a definitive or invariable expression of what will actually occur or result. Such forward-looking statements in this press release include, among others, the receipt of any or all of the sublicense fee from EWT, the expectation that AWE will continue to participate in the renewable energy industry, AWE’s view that EWT-Americas’ commitment to North America is a positive development; EWT-Americas plans a strong entry into the US market.

These forward-looking statements are made as of the date of this press release and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although the Company believes that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance those beliefs, plans, expectations, or intentions will prove to be accurate. Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in the Company's periodic reports filed from time to time with the Securities and Exchange Commission and available at www.sec.gov.

If you would like additional information on AWE, please view AWE’s website at www.awewind.com and AWE’s listing on the OTCBB, symbol AWNE.

Americas Wind Energy Corporation Investor Relations Department, 416-233-5670

24 Palace Arch Drive Americas Wind Energy Inc.	Tel: 416 233 5670
Toronto, ON M9A 2S1	Fax: 416 233 6493